UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

SNAP ONE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40683	82-1952221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Continental Boulevard, Suite 200

Charlotte, North Carolina 28273

(Address of principal executive offices and zip code)

(704) 927-7620

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common stock, par value $0.01 per share	SNPO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 14, 2024, by and among Snap One Holdings Corp., a Delaware corporation (“Snap One”), Resideo Technologies, Inc., a Delaware corporation (“Resideo”), and Pop Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Resideo (“Merger Sub”), Merger Sub was merged with and into Snap One, with Snap One continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Resideo (the “Merger”). The Merger became effective on June 14, 2024 (the “Effective Time”).

At the Effective Time, (i) each issued and outstanding share of capital stock of Merger Sub was converted into and became one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and (ii) each issued and outstanding share of common stock of Snap One, par value $0.01 per share (“Snap One Common Stock”) (other than shares of restricted Snap One Common Stock, and any shares held by Snap One, Resideo, Merger Sub or any other direct or indirect wholly owned subsidiary of Snap One or Resideo) was converted into the right to receive $10.75 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

At the Effective Time, Snap One equity awards were treated as follows: (i) each stock option and cash-settled stock appreciation right (all of which are “out-of-the-money”) were cancelled for no consideration, (ii) each restricted share was cancelled and converted into the right to receive the Merger Consideration, (iii) each vested time-based restricted stock unit (including each phantom restricted stock unit) was cancelled and converted into the right to receive an amount in cash, without interest, equal to (a) the total number of shares of Snap One Common Stock subject to such restricted stock unit immediately prior to the Effective Time multiplied by (b) the Merger Consideration, (iv) each performance-based restricted stock unit (“Snap One PSU”) was assumed by Resideo and automatically converted into a restricted stock unit award with respect to a certain number of shares of common stock of Resideo, par value $0.001 per share (the “Resideo Common Stock”) equal to (a) the number of shares of Snap One Common Stock subject to such Snap One PSU immediately prior to the Effective Time (determined based on target performance with respect to Snap One PSUs for which the performance period was not completed prior to the Effective Time and based on actual performance with respect to Snap One PSUs for which the performance period was completed prior to the Effective Time), multiplied by (b) the quotient (rounded to four decimal places) of the Merger Consideration over the volume-weighted average sales price per one share of Resideo Common Stock on the NYSE for the thirty full trading days ending on and including the full trading day three business days immediately prior to the Effective Time (the “Exchange Ratio”) (rounded up to the nearest whole share) (the “Converted PSUs”), and (v) each unvested time-based restricted stock unit (including each unvested phantom restricted stock unit) (“Snap One RSU”) was assumed by Resideo and automatically converted into a restricted stock unit award (or phantom restricted stock unit award, as applicable) with respect to a certain number of shares of Resideo Common Stock (“Converted RSUs”) equal to (a) the number of shares of Snap One Common stock subject to such Snap One RSU immediately prior to the Effective Time, multiplied by (b) the Exchange Ratio (rounded down to the nearest whole share, with cash in lieu of fractional shares). Following the Effective Time, the Converted PSUs and Converted RSUs will be subject to the terms of Resideo’s Amended and Restated 2018 Stock Incentive Plan and the other terms and conditions (other than the performance vesting conditions) that were previously applicable to the corresponding equity award of Snap One.

The foregoing description of the Merger is only a summary of certain material provisions thereof, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Snap One’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2024, and which is incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Existing Credit Agreement

In connection with the consummation of the Merger, on June 14, 2024, Snap One terminated the Credit Agreement, dated as of December 8, 2021 (as amended by Incremental Agreement No. 1 to the Credit Agreement, dated as of October 2, 2022, and Amendment to Credit Agreement, dated as of April 17, 2023) (the “Credit Agreement”), among Snap One, as borrower, the lenders and letter of credit issuers party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and swingline lender. Snap One paid an aggregate amount of approximately $521 million in satisfaction of all of its outstanding obligations under the Credit Agreement in accordance with its terms.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. As described in the Introductory Note above, on June 14, 2024, the Merger was completed pursuant to Section 251 of the DGCL and Snap One became a wholly-owned subsidiary of Resideo. The total transaction value was approximately $1.4 billion, inclusive of Snap One’s net debt as of the closing of the Merger. The Merger was financed with a combination of cash on hand and equity and debt commitments.

The foregoing description of the Merger is only a summary of certain material provisions thereof, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Snap One’s Current Report on Form 8-K filed with the SEC on April 18, 2024, and which is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Resideo or Snap One or their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about Resideo or Snap One in their public reports filed with the SEC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the respective parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or of any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Resideo’s or Snap One’s respective public disclosures.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information contained in the Introductory Note and Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On June 14, 2024, in connection with the consummation of the Merger, Snap One (i) notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) suspend trading of the shares of Snap One Common Stock effective as of the close of trading on June 14, 2024, and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration (“Form 25”) to delist and deregister the shares of Snap One Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with Snap One’s request, Nasdaq filed a Form 25 on June 14, 2024, to provide notification of such delisting and to effect the deregistration of the shares of Snap One Common Stock under Section 12(b) of the Exchange Act. The delisting of Snap One Common Stock from Nasdaq will be effective 10 days after the filing of the Form 25. Snap One intends to file with the SEC a Form 15 requesting that the shares of Snap One Common Stock be deregistered and that Snap One’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

The information contained in the Introductory Note and Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information contained in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of Snap One occurred. Following the consummation of the Merger, Snap One became a wholly owned subsidiary of Resideo.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Directors; Election of Directors

As contemplated by the Merger Agreement, effective as of the Effective Time, each of Erik Ragatz, Jacob Best, John Heyman, Annmarie Neal, Tom Hendrickson, Adalio Sanchez, Amy Steel Vanden-Eykel and Kenneth R. Wagers III ceased to be directors of Snap One and the committees on which they served, if any, and the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with applicable legal requirements. The directors of the Surviving Corporation immediately following the Effective Time are Jeannine J. Lane and John Heskett.

Departure of Certain Officers; Appointment of Certain Officers

As contemplated by the Merger Agreement, effective as of the Effective Time, John Heyman ceased to be an officer and employee of Snap One and the officers of Merger Sub immediately prior to the Effective Time became the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, in accordance with applicable legal requirements. The officers of the Surviving Corporation immediately following the Effective Time are Rob Aarnes, Jeannine J. Lane and John Heskett.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the consummation of the Merger, Snap One’s certificate of incorporation and its bylaws, as in effect immediately prior to the Merger, were each amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of Snap One are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

ITEM 8.01 OTHER EVENTS

On June 14, 2024, Snap One issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 14, 2024, by and among Snap One Holdings Corp., Resideo Technologies, Inc., and Pop Acquisition Inc. (incorporated by reference from Exhibit 2.1 to Snap One Holdings Corp.’s Current Report on Form 8-K filed on April 18, 2024).*
3.1	Fourth Amended and Restated Certificate of Incorporation of Snap One Holdings Corp.
3.2	Third Amended and Restated By-Laws of Snap One Holdings Corp.
99.1	Press Release of Snap One Holdings Corp., dated June 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Snap One agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of June, 2024.

SNAP ONE HOLDINGS CORP.

By:	/s/ John Heskett
Name:	John Heskett
Title:	Treasurer